UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

INFOBLOX INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-0062867
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4750 Patrick Henry Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-178925.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share (the “Common Stock”), of Infoblox Inc. (the “Registrant”) is set forth under the caption “Description of Capital Stock” in the prospectus constituting part of the Registrant’s registration statement on Form S-1 (Registration No. 333-178925) initially filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2012, as thereafter amended (the “Registration Statement”), which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for this regisration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 16, 2012	INFOBLOX INC.

	By:	/s/ Robert D. Thomas
Robert D. Thomas
President and Chief Executive Officer